  As filed with the Securities and Exchange Commission on November 5, 1996

                                                    Registration No. 333-14895


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ____________


                                Amendment No. 1
                                      to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                                  ____________

                           MARKS BROS. JEWELERS, INC.
             (Exact name of registrant as specified in its charter)




             Delaware                                36-1433610
             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)        Identification No.)



                              155 N. Wacker Drive
                              Chicago, Illinois                 60606
                  (Address of Principal Executive Offices)    (Zip Code)




            Marks Bros. Jewelers, Inc. 1996 Long-Term Incentive Plan
     Marks Bros. Jewelers, Inc. 1995 Executive Incentive Stock Option Plan
          Marks Bros. Jewelers, Inc. 1995 Incentive Stock Option Plan
                            (Full title of the plan)

                               John R. Desjardins
              Executive Vice President, Finance and Administration
                           Marks Bros. Jewelers, Inc.
                              155 N. Wacker Drive
                            Chicago, Illinois  60606
                    (Name and address of agent for service)
                                 (312) 782-6800
                          (Telephone number, including
                        area code, of agent for service)
                                _______________

PROSPECTUS


                                126,700 SHARES
                          MARKS BROS. JEWELERS, INC.
                                 COMMON STOCK
                              ($.001 PAR VALUE)

     This prospectus relates to 126,700 shares of Common Stock, $.001 par value per share, (the "Common Stock"), of Marks Bros. Jewelers, Inc., a Delaware corporation (the "Company"), issued pursuant to the Marks Bros. Jewelers, Inc. 1995 Executive Incentive Stock Option Plan and the Marks Bros. Jewelers, Inc. 1995 Incentive Stock Option Plan (the "1995 Plans") which may be offered for sale from time to time by certain officers of the Company (the "Selling Stockholders").

     It is anticipated that the Common Stock may be offered for sale by one or more of the Selling Stockholders, in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale, or in private transactions at negotiated prices or otherwise. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders, and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Common Stock. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Common Stock on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any part of the proceeds from the sale of Common Stock by the Selling Stockholders.

     The Company will pay all costs and expenses incurred by it in connection with the registration of the Common Stock under the Securities Act. The Selling Stockholders will pay the costs associated with any sales of Common Stock, including any discounts, commissions and applicable transfer taxes.

     One or more supplements to this Prospectus may be filed pursuant to Rule 424 or otherwise, under the Securities Act to describe material arrangements for the sale of the Common Stock, if any, when such arrangements are entered into by the Selling Stockholders.


     The Common Stock is traded on the Nasdaq National Market (Nasdaq Symbol:
MBJI). On November 1, 1996, the last sale price of the Common Stock, as reported on the Nasdaq National Market was $21.875 per share.


                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is November 5, 1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN.

        IN CONNECTION WITH THIS OFFERING THE DEALERS OR BROKERS ACTING IN CONNECTION HEREWITH MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10b-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SEE PLAN OF DISTRIBUTION.

                            ------------------------

                               TABLE OF CONTENTS


                                                                PAGE
Available Information ......................................     3
Incorporation of Documents by Reference.....................     4
The Company ................................................     5
Use of Proceeds ............................................     5
Selling Stockholders .......................................     5
Plan of Distribution .......................................     6
Indemnification Under the Securities Act ...................     7
Experts ....................................................     7

                             AVAILABLE INFORMATION

        The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048, or on the Web site maintained by the Commission, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, the address of which is http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

        The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act for the registration of the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes and schedules filed therewith or incorporated therein by reference. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement or incorporated therein by reference, reference is made to the document for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

        The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement and the exhibits thereto may be obtained from the Commission upon payment of the prescribed fees.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference herein and shall be deemed to be a part hereof:


          1. The Company's Prospectus dated November 1, 1996, as filed with the Commission on November 1, 1996 pursuant to Rule 424(b)(4) under the Securities Act, which is part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-13903);


          2. All reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since January 31, 1996; and

          3. The description of the Common Stock, par value $.001 per share, ("Common Stock"), of the Company contained in the Company's Report on Form 8-A, dated April 10, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock under this Prospectus shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents") except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions.


     Any statements contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. John R. Desjardins, Marks Bros. Jewelers, Inc. 155 N. Wacker Dr., Suite 500, Chicago, Illinois 60606; telephone (312) 782-6800.

                                  THE COMPANY


        Marks Bros. Jewelers, Inc. is a leading, national specialty retailer of fine jewelry, operating 163 stores in 24 states at November 1, 1996.


        The Company is a Delaware corporation, with its principal executive offices located at 155 N. Wacker Dr., Suite 500, Chicago, Illinois 60606; telephone (312) 782-6800.

                               USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock offered hereby.

                             SELLING STOCKHOLDERS

        This Prospectus relates to shares of Common Stock that were issued to each of Hugh M. Patinkin, John R. Desjardins, Matthew M. Patinkin and Lynn D. Eisenheim pursuant to the exercise of options under the 1995 plans. The shares of Common Stock were subject to certain vesting criteria, all of which were satisfied as of May 7, 1996.



Name of                                            Shares
Beneficial              Ownership Prior to the      Being          Ownership After the
Owner                           Offering          Offered             Offering (1)
--------------------------------------------------------------------------------------
                        Number                                     Number      Percent
                        ------                                     -------------------

Hugh M. Patinkin        714,586(2)              72,800             641,786      7.5
John R. Desjardins      332,723(3)              12,000             320,723      3.8
Matthew M. Patinkin     450,848(4)              31,900             418,948      4.9
Lynn D. Eisenheim        72,286(5)              10,000              62,286       *


(1) Assumes offer and sale of all shares of Common Stock eligible to be offered and sold hereby by the Selling Stockholders.

(2) Includes 155,537 shares of Common Stock issuable pursuant to presently exercisable stock options. Includes 206,035 shares beneficially owned by Hugh
M. Patinkin, which shares are held by Sheila C. Patinkin and Robert Bergman, as Trustees of the Hugh M. Patinkin 1994 Family Trust U/A/D 11/18/94. Includes 23,376 shares held by Hugh M. Patinkin and Sheila C. Patinkin, as Trustees of various trusts for the benefit of their children, all of which such shares are subject to shared voting power by Hugh M. Patinkin and Sheila C. Patinkin. Includes 11,120 shares held by Hugh M. Patinkin, Sheila C. Patinkin and Harold Patinkin, as Trustees of various trusts for the benefit of the children of Hugh
M. Patinkin and Sheila C. Patinkin, all of which such shares are subject to shared voting power by Hugh M. Patinkin, Sheila C. Patinkin and Harold Patinkin. Includes 36,451 shares held by Hugh M. Patinkin, Mark A. Patinkin and Matthew M. Patinkin, as Trustees of the Patinkin 1994 Grandchildren's Trust U/A/D 11/18/94, with respect to which shares Hugh M. Patinkin, Mark A. Patinkin and Matthew M. Patinkin share voting power.

(3) Includes 142,603 shares of Common Stock issuable pursuant to presently exercisable stock options. Includes 22,282 shares beneficially owned by John R. Desjardins, which shares are held by Cheryl Desjardins and Stephen Kendig, as Trustees of the John R. Desjardins 1995 Family Trust U/A/D 12/28/95. Shares beneficially owned by Mr. Desjardins include shares allocated to his account in the Marks Bros. Jewelers, Inc. Employee Stock Ownership Trust (approximately 12,053 shares) as to which he has voting power.

(4) Includes 92,734 shares of Common Stock issuable pursuant to presently exercisable stock options. Includes 114,235 shares beneficially owned by Matthew M. Patinkin, which shares are held by Robin J. Patinkin and Debra Soffer, as Trustees of the Matthew M. Patinkin 1994 Family Trust U/A/D 12/19/94. Includes 16,646 shares held by Matthew M. Patinkin and Robin J. Patinkin, as Trustees of various trusts for the benefit of their children, all of which such shares are subject to shared voting power by Matthew M. Patinkin and Robin J. Patinkin. Includes 8,854 shares held by Robin J. Patinkin, as Trustee of various trusts for the benefit of the children of Matthew M. Patinkin and Robin
J. Patinkin, with respect to which shares Matthew M. Patinkin disclaims beneficial ownership. Includes 36,451 shares held by Matthew M. Patinkin, Hugh
M. Patinkin and Mark A. Patinkin, as Trustees of the Patinkin 1994 Grandchildren's Trust U/A/D 11/18/94, with respect to which shares Matthew M. Patinkin, Hugh M. Patinkin and Mark A. Patinkin share voting power.

(5) Includes 59,040 shares of Common Stock issuable pursuant to presently exercisable stock options. Shares beneficially owned by Mr. Eisenheim include shares allocated to his account in the Marks Bros. Jewelers, Inc. Employee Stock Ownership Trust (approximately 3,246) as to which he has voting power.

* Less than 1%

        Mr. Hugh M. Patinkin has served as President and Chief Executive Officer of the Company since 1989 and was elected its Chairman in February 1996. He has served as a director from 1979 to 1988 and from 1989 to the present. He joined the Company as its Assistant Secretary in 1979.

        Mr. John R. Desjardins joined the Company in 1979 and has served as Executive Vice President, Finance and Administration, Treasurer and Secretary and as a director of the Company since 1989.

        Mr. Matthew M. Patinkin joined the Company in 1979 and has served as Executive Vice President, Store Operations and as a director of the Company since 1989.

        Mr. Lynn D. Eisenheim joined the Company in 1991 and has served since that time as its Executive Vice President, Merchandising.

                             PLAN OF DISTRIBUTION


        The Common Stock is being sold by the Selling Stockholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Common Stock sold by the Selling Stockholders as part of this offering.

        The Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Common Stock in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder.

        The Selling Stockholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, in which event any profit on the sale of any or all of the Common Stock by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. It is not currently expected that any such sales would be deemed to constitute a "distribution" as defined in Rule 10b-6 promulgated under the Exchange Act. However, it is possible that, under certain circumstances, such a distribution could be involved and, in such a case, pursuant to regulations promulgated by the Commission, market makers in the Common Stock who are underwriters with respect to the shares offered hereby ("passive market makers") may, subject to certain limitations, make bids for or purchases of shares of Common Stock until the earlier of the time of commencement (the "Commencement Date") of offers or sales of the Common Stock contemplated by this Prospectus or the time at which a stabilizing bid for such shares is made. In general, on and after the date two days prior to the Commencement Date (1) such market maker's net daily purchases of the Common Stock may not exceed 30% of the average daily trading volume in such stock for the two full consecutive calendar months immediately preceding the filing date of the registration statement of which this Prospectus forms a part, (2) such market maker may not effect transactions in, or display bids for, the Common Stock at a price that exceeds the highest bid for the Common Stock by persons who are not passive market makers and (3) bids made by passive market makers must be identified as such.

        Any broker or dealer participating in any distribution of Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Common Stock from or through such broker or dealer.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

                    INDEMNIFICATION UNDER THE SECURITIES ACT

     In accordance with Section 102(b)(7) of the General Corporation Law of Delaware, Article Eighth of the Company's Restated Certificate of Incorporation contains a provision providing that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

     Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Ninth of the Company's Restated Certificate of Incorporation and Article VI of the Company's Restated Bylaws contain provisions for the indemnification of directors, officers and employees of the Company generally within the limitations of Sections 145.


     The Company has a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.


     Rodney L. Goldstein and Samuel B. Guren are each covered by agreements with Frontenac Venture V Limited Partnership and William Blair Venture Partners III, respectively, which provide indemnification for such persons against certain liabilities that may arise by reason of their status as a director of certain entities, including the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS


     The financial statements and financial statement schedule of the Company as of January 31, 1995 and 1996 and for each of the three years in the period ended January 31, 1996, appearing in the Company's Prospectus dated November 1, 1996, which is part of the Company's Registration Statement on form S-1, as amended (Registration No. 333-13903), have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report dated February 27, 1996, except as to note 14 which is as of August 22, 1996, accompanying such financial statements and financial statement schedule, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




     ITEM 1.  PLAN INFORMATION*


     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have heretofore been filed by Marks Bros. Jewelers, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:


            1. The Company's Prospectus dated November 1, 1996, as filed with the Commission on November 1, 1996 pursuant to Rule 424(b)(4) under the Securities Act, which is part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-13903);


            2. All reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since January 31, 1996; and

            3.  The description of the Common Stock, par value
                $.001 per share, ("Common Stock"), of the Company contained in the Company's Report on Form 8-A, dated April 10, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents") except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions.

     Any statements contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 102(b)(7) of the General Corporation Law of Delaware, Article Eighth of the Company's Restated Certificate of Incorporation contains a provision providing that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

     Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Ninth of the Company's Restated Certificate of Incorporation and Article VI of the Company's Restated Bylaws contain provisions for the indemnification of directors, officers and employees of the Company generally within the limitations of
Section 145.

     The Company has a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

     Rodney L. Goldstein and Samuel B. Guren are each covered by agreements with Frontenac Venture V Limited Partnership and William Blair Venture Partners III, respectively, which provide indemnification for such persons against certain liabilities that may arise by reason of their status as a director of certain entities, including the Company.




ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     With respect to the issuance of restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant relied on exemption from registration under the Securities Act pursuant to Section 4(2) thereof and pursuant to Rule 701 thereunder. Such securities were issued to the Selling Stockholders pursuant to the 1995 Plans.

ITEM 8.  EXHIBITS.



              The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

              (a)     The Company hereby undertakes:

                      (1) To file, during any period in which offers or sales
                          are being made, a post-effective amendment to this Registration Statement:

                              (i)       To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
                                        (or the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate, represent a
                                        fundamental change in the information
                                        set forth in this Registration
                                        Statement. Notwithstanding the
                                        foregoing, any increase or decrease
                                        in volume of securities offered (if the
                                        total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii)     To include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                              provided, however, that paragraphs (a)(1)(i) and
                              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                              Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any
                        liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a
                        post-effective amendment any of the shares of Common Stock being registered hereby which remain unsold at the termination of the offering.

              (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

              (c) Insofar as indemnification for liabilities arising
                  under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a , officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of November, 1996.


                                MARKS BROS. JEWELERS, INC.



                                By:  /s/ John R. Desjardins
                                     ----------------------
                                      John R. Desjardins
                                      Executive Vice President,
                                      Finance and Administration




                                   SIGNATURES






     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 5th day of November, 1996.





         *                        Chairman, President and Chief Executive Officer
 -----------------------          (principal executive officer) and Director
 Hugh M. Patinkin


 /s/ John R. Desjardins           Executive Vice President, Finance and Administration and Treasurer
 -----------------------          (principal financial and accounting officer) and Director
 John R. Desjardins


         *                        Director
 -----------------------
 Matthew M. Patinkin


                                  Director
 -----------------------
 Rodney L. Goldstein


         *                        Director
 -----------------------
 Samuel B. Guren


         *                        Director
 -----------------------
 Norman J. Patinkin


         *                        Director
 -----------------------
 Jack A. Smith




*
 -----------------------
 John R. Desjardins
 as Attorney-in-Fact

                                EXHIBIT INDEX


     The following documents are filed herewith or incorporated herein by reference.



Exhibit
No.              Description
-------          -----------


 4.1  Restated Certificate of Incorporation of the Company
      (incorporated by reference to Exhibit 3.1 of the Company's
      Registration Statement on Form S-1, as amended (Commission
      File No. 333-1794) (the "Common Stock Registration
      Statement")).

 4.2 Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Common Stock Registration Statement).

 4.3  Stockholders Rights Plan (incorporated by reference to
      Exhibit 4.1 of the Company's Registration Statement on Form
      S-1, as amended (Commission File No. 333-04043) (the "Notes
      Registration Statement")).

 4.4 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the Common Stock Registration Statement).



   *5  Opinion of Sidley & Austin.


 23.1  Consent of Independent Public Accountants.

*23.2  Consent of Sidley & Austin (contained in Exhibit 5 hereto).


 24.1  Powers of Attorney (included on signature page).


*99.1  Marks Bros. Jewelers, Inc. 1996 Long-Term Incentive Plan.



*99.2  Marks Bros. Jewelers, Inc. 1995 Executive Incentive Stock Option Plan.



*99.3  Marks Bros. Jewelers, Inc. 1995 Incentive Stock Option Plan.




------------------
*Previously filed